Exhibit 15.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-286651) of our report dated April 29, 2024 relating to the financial statements of Lucas GC Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

April 20, 2026

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001
Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com